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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF MERGER OF
                                  TEKGRAF, INC.
                                  WITH AND INTO
                    TEKGRAF REINCORPORATION SUBSIDIARY, INC.


     Pursuant to Sections 14-2-1107 and 14-2-1105(b) of the Georgia Business Corporation Code, (the "Code"), the undersigned corporation DOES HEREBY CERTIFY:

     1. That the names and states of incorporation of the constituent corporations of the merger are Tekgraf, Inc., a Delaware corporation (sometimes hereinafter referred to as "Tekgraf"), and Tekgraf Reincorporation Subsidiary, Inc., a Georgia corporation (sometimes hereinafter referred to as "Reincorporation Sub" or the "Surviving Corporation") (Tekgraf and Reincorporation Sub are sometimes hereinafter collectively referred to as the "Constituent Corporations").

      2. That the Surviving Corporation to the merger will be Tekgraf Reincorporation Subsidiary, Inc.

     3. That the Articles of Incorporation of Reincorporation Sub shall be the Articles of Incorporation of the Surviving Corporation, which Articles of Incorporation shall be amended at the effective time of the merger by deleting Article First in its entirety and replacing it with the following Article First:

           "FIRST: The name of the corporation is Tekgraf, Inc. (the "Corporation")."

     4. That an executed copy of the Agreement and Plan of Merger, dated as of July 30, 1998 (the "Plan of Merger"), is on file at the principle place of business of the Surviving Corporation. The address of the principle place of business of the Surviving Corporation is 6000 Lake Forrest Drive, Suite 110, Atlanta, Georgia 30328.

     5. That the Surviving Corporation will furnish a copy of the Plan of Merger, on request and without cost, to any shareholder of any of the Constituent Corporations.

     6. That the Plan of Merger was duly approved by the shareholders of both Constituent Corporations.

     7. A request for publication of a notice of filing the foregoing Certificate of Merger and payment therefor, will be made as required by Section 14-2-1105.1(b) of the Georgia Business Corporation Code.

     IN WITNESS WHEREOF, I have signed my name on behalf of the Surviving Corporation this 30th day of July, 1998.




[CORPORATE SEAL]                           TEKGRAF REINCORPORATION
                                           SUBSIDIARY, INC.



ATTEST: /s/ Jeff Camp                      By: /s/ Phillip C. Aginsky
        ----------------------                ---------------------------------
       Name:  Jeff Camp                     Name:  Phillip C. Aginsky

       Title:  Chief Financial Officer      Title:   President